                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by Registrant [X]
     Filed by Party other than Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-12

                             J.D. EDWARDS & COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check Appropriate Box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated And state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date File:

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

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 18, 1998

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of J.D. Edwards & Company, a Delaware corporation (the "Company"), will be held on Wednesday, March 18, 1998, at 10:00 a.m., local time, at the Company's World Headquarters at One Technology Way, Denver, Colorado 80237, for the following purposes:

     1. To elect three Class I directors for a term of three years or until their successors are duly elected and qualified.

     2. To ratify the appointment by the Board of Directors of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending October 31, 1998.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has no knowledge of any other business to be transacted at this Annual Meeting.

     The Board of Directors has fixed the close of business on January 26, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     All Stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                            By Order of the Board of Directors

                                            /s/ RICHARD G. SNOW, JR.

                                            Richard G. Snow, Jr.
                                            Vice President, General Counsel and
                                            Secretary

Denver, Colorado
February 6, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN,
DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

                             J.D. EDWARDS & COMPANY
                               ONE TECHNOLOGY WAY
                             DENVER, COLORADO 80237
                                 (303) 334-4000

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 18, 1998

GENERAL

     The enclosed proxy card is solicited on behalf of the Board of Directors of J.D. Edwards & Company (the "Company") for the use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, March 18, 1998 at 10:00 a.m., local time, at the Company's World Headquarters at One Technology Way, Denver, Colorado, 80237, or at any adjournment thereof.

     These proxy solicitation materials were first mailed on or about February 6, 1998, together with the Company's 1997 Summary Annual Report and Annual Report on Form 10-K for the year ended October 31, 1997, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on January 26, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock owned on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. As of the Record Date, 94,164,086 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding and entitled to vote at the Annual Meeting. No shares of the Company's Preferred Stock were outstanding. For more information concerning security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company a written notice of revocation bearing a later date than the proxy at or before the taking of the vote at the Annual Meeting;
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to J.D. Edwards & Company, One Technology Way, Denver, Colorado 80237, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

EXPENSES OF SOLICITATION

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. Such directors, officers and employees may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies, and the Company will reimburse them for their out-of-pocket expenses in connection with this distribution.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. A plurality of votes duly cast is required for the election of directors. The affirmative vote of a majority of votes duly cast is required to ratify the appointment of the accountants.

     Under the General Corporation Law of the State of Delaware, abstaining votes and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, broker "non-votes" are not deemed to be "votes cast". As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders may present proposals for inclusion in the Company's proxy statement and for consideration at the 1999 Annual Meeting of Stockholders by submitting their proposals in writing to the Secretary of the Company. In order to be included in the Company's proxy materials for the 1999 Annual Meeting of Stockholders, proposals must be received by the Secretary of the Company no later than October 9, 1998 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such stockholder proposals should be submitted to J.D. Edwards & Company, One Technology Way, Denver, Colorado 80237, Attention: Secretary.

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation not less than 60 days prior to the meeting; provided, however, that in the event that less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal. In addition to following the procedures described above, a stockholder's notice with regard to nominations for the election of directors must also contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors currently consists of nine members divided equally into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors whose terms expire at this Annual Meeting, three Class II directors whose terms expire in 1999, and three Class III directors whose terms expire in 2000. Three Class I directors will be elected at the Annual Meeting for a term of three years each. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEES

     Three Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2001. The Board of Directors has nominated Gerald Harrison, Delwin D. Hock and Jack L. Thompson for re-election as Class I directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve a term of three years or until such director's successor has been duly elected and qualified.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

INFORMATION REGARDING NOMINEES AND OTHER DIRECTORS

     Set forth below is certain information regarding the nominees for Class I directors and each other director of the Company whose term of office continues after the Annual Meeting.

           NOMINEES FOR CLASS I DIRECTORS FOR A TERM EXPIRING IN 2001

        NAME          AGE           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
        ----          ---           --------------------------------------------
Gerald Harrison.....  65    Gerald Harrison has been a member of the Board of Directors since January 1997. He has been engaged in private research and writing since 1984. From 1982 to 1984, he was President and Chief Executive Officer of Stearns-Roger World
                            Corporation, an engineering and construction firm, and for
                            14 years prior to that, he served in various other
                            positions. Mr. Harrison holds an LL.B. from the University of Colorado School of Law.

Delwin D. Hock......  63    Delwin D. Hock has been a member of the Board of Directors since March 1997. Since July 1997 he has been self-employed as a business consultant and private investor. He retired
                            from his positions as Chief Executive Officer of Public
                            Service Company of Colorado, a utility services company, in
                            January 1996 and as Chairman of the Board of Directors in
                            July 1997. From September 1962 to January 1996, Mr. Hock
                            held various management positions with the Public Service
                            Company including President and Chief Operating Officer,
                            President and Chief Executive Officer, and Chairman,
                            President and Chief Executive Officer. Mr. Hock received his
                            B.S. in accounting from the University of Colorado. He
                            serves as a director of American Century Investors, Hathaway
                            Corporation, Rocky Mountain Internet, Inc., Colorado Natural
                            Gas, Inc., Wagner Equipment Company and Gold, Inc.
Jack L. Thompson....  49    Jack L. Thompson is a member of the Board of Directors and one of the co-founders of the Company. Mr. Thompson has been a member of the Board since the Company's inception in March
                            1977. Since March 1996 Mr. Thompson has been retired. He
                            served as Vice President of Technical Foundations from the
                            Company's inception to March 1996. Prior to joining the
                            Company, Mr. Thompson was a consultant at Alexander Grant &
                            Company, a public accounting firm, and a programmer for
                            National Farmers Union Life, an insurance company.

            INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 1999

Richard E. Allen....  40    Richard E. Allen has been a member of the Board of Directors since September 1991. Mr. Allen has been Senior Vice
                            President, Finance and Administration since November 1997.
                            He has been Chief Financial Officer, Treasurer and Assistant
                            Secretary since January 1990. From January 1990 through
                            October 1997 he was Vice President, Finance and
                            Administration. From August 1985 to September 1994, Mr.
                            Allen served as Controller of the Company and as Secretary from March 1986 to January 1990. Prior to joining the
                            Company, he worked as Controller for Luff Exploration
                            Company, an oil and gas exploration and production company, and as a senior accountant with Coopers & Lybrand, L.L.P.
                            Mr. Allen holds a B.S. in business administration from
                            Colorado State University.
Robert C. Newman....  54    Robert C. Newman is one of the co-founders of the Company
                            and has been a member of the Board of Directors since August
                            1978. He is currently a professor at the University of
                            Denver and manages private investments through his firm
                            Greenwood Gulch Ventures LLC. From August 1978 until June
                            1997, he served in a number of management roles with the
                            Company, including Vice President of Complementary
                            Technologies and Managing Director of J.D. Edwards &
                            Company, Ltd. (U.K.). Prior to joining the Company, he was a programmer and consultant at Deloitte & Touche, Motorola
                            Inc. and Rockwell International. Dr. Newman holds a B.S. in industrial engineering from the University of California,
                            Berkeley, an M.B.A. from the University of California, Los
                            Angeles, and a Ph.D. in management from Golden Gate
                            University.

Harry T. Lewis,       65    Harry T. Lewis, Jr. has been a member of the Board of
  Jr................        Directors since March 1995. Since April 1988, Mr. Lewis has been self-employed as a private investor and financial
                            consultant. From January 1981 to March 1988, he was Senior
                            Vice President for Dain Bosworth Incorporated, an investment banking firm. Prior to that, Mr. Lewis was a partner with
                            Boettcher & Company, an investment banking firm. Mr. Lewis has an A.B. from Dartmouth College and an M.B.A. from the
                            Amos Tuck School of Business Administration at Dartmouth
                            College. He serves as a director of The Berger Mutual Funds.

            INCUMBENT CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2000

C. Edward McVaney...  57    C. Edward McVaney is Chairman of the Board of Directors,
                            President and Chief Executive Officer of the Company, which he co-founded. He has held these positions since the
                            Company's inception, except that Mr. McVaney was not
                            President of the Company from September 1987 through
                            September 1991. Prior to founding the Company, he was
                            partner-in-charge of information technology and consulting services for the Denver, Colorado office of Alexander Grant
                            & Company, a public accounting firm. Mr. McVaney holds a
                            B.S. in mechanical engineering from the University of
                            Nebraska and an M.B.A. from Rutgers University.
Michael J. Maples...  55    Michael J. Maples has been a member of the Board of
                            Directors since January 1997. He is currently retired and
                            operating a ranch. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, most recently as Executive Vice President of the Worldwide
                            Products Group. Prior to that, he served as a Director of
                            Software Strategy for IBM. Mr. Maples holds a B.S. in
                            electrical engineering from Oklahoma University and an
                            M.B.A. from Oklahoma City University. He serves as a
                            director of Lexmark International, Inc. and PSW
                            Technologies.
Trygve E. Myhren....  61    Trygve E. Myhren has been a member of the Board of Directors since January 1997. He is currently President of Myhren
                            Media, Inc., which invests in and advises media,
                            telecommunications and consumer products companies. From
                            November 1990 to March 1996, he served as President of The
                            Providence Journal Company, a company that owned and managed newspapers, broadcast television stations, cable television systems, programming networks and interactive and multimedia ventures. During this same time, he was Chief Executive
                            Officer of King Holdings, an owner and manager of broadcast and cable television properties. From 1981 to 1988, Mr.
                            Myhren served as Chairman and Chief Executive Officer of
                            American Television and Communications Corporation, a
                            publicly traded subsidiary of Time, Inc. (now known as Time
                            Warner). During 1986 and 1987, Mr. Myhren served as Chairman of the National Cable Television Association. Mr. Myhren has
                            a B.A. in political science and philosophy from Dartmouth
                            College, and an M.B.A. from the Amos Tuck School of Business
                            Administration at Dartmouth College. He serves on the boards of Peapod, Ltd., Advanced Marketing Services, Inc.,
                            University of Denver, Verio, Inc., Founders Funds Inc. and
                            Cable Labs.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company met a total of 6 times, including regular and special meetings, during fiscal 1997. All directors attended at least 75% of the meetings of the Board of Directors and the committees, if any, on which they serve. Certain matters approved by the Board of Directors were approved by unanimous written consent.

     The Board of Directors has an Audit Committee, Compensation Committee, Finance Committee and Governance Committee. The Company has no nominating committee or committee performing a similar function.

     The Audit Committee, which currently consists of Messrs. Harrison, Hock and Lewis, held a total of 5 meetings during fiscal 1997. This committee is primarily responsible for reviewing and reporting to the Board on the quality and performance of internal and external accountants and auditors, the reliability of financial information, and the adequacy of its financial controls and policies, initiating and/or approving appropriate changes in any or all of these areas when necessary.

     The Compensation Committee, which currently consists of Messrs. Maples and Myhren, held a total of 4 meetings during fiscal 1997. This committee is primarily responsible for reviewing and reporting to the Board on compensation and personnel policies, programs and plans, including management development and succession plans, approving employee compensation and benefits and administering the Company's stock plans.

     The Finance Committee, which currently consists of Messrs. Allen, Newman, Lewis and Myhren, held a total of 12 meetings during fiscal 1997. This committee is primarily responsible for the review of the Company's capital structure, capital expenditures, financing arrangements, risk management and long range financial planning.

     The Governance Committee, which currently consists of Messrs. Allen, Newman, Harrison and Hock, held a total of 4 meetings during fiscal 1997. This committee is primarily responsible for acting on behalf of the Board during intervals between meetings of the Board and reporting to the Board at its next regular meeting on any actions taken. Action of this committee is generally limited to handling legal formalities and technicalities concerning administrative operations; however, the committee has the power to act on major matters where it deems such action appropriate.

DIRECTOR COMPENSATION

     Directors who are not officers or employees of the Company or any of its subsidiaries ("Eligible Directors") receive $15,000 as an annual retainer, a fee of $1,000 for attendance at each meeting of the Board of Directors, and a fee of $1,000 for attendance at each meeting of a committee of the Board of Directors, if such committee meeting is not held in conjunction with a meeting of the Board of Directors. Additionally, Eligible Directors may elect to receive, in lieu of such cash compensation, options to purchase shares having a fair market value of the foregone cash compensation. Eligible Directors are reimbursed for expenses incurred in attending any Board of Directors or committee meetings.

     Directors who are officers of or employed by the Company or any of its subsidiaries do not receive additional compensation for serving as directors of the Company or attending Board of Directors or committee meetings.

     Eligible Directors may participate in the Company's 1997 Equity Incentive Plan (the "Incentive Plan"). Each new Eligible Director will automatically receive a grant of a nonqualified option to purchase 35,000 shares of Common Stock on the date on which such person first becomes an Eligible Director. Additionally, beginning at this Annual Meeting and at each successive annual stockholder meeting, each Eligible Director will receive a nonqualified option to purchase 7,000 shares of Common Stock. Twenty-five percent of the shares subject to each option will vest on the first year anniversary of the date of grant, and 1/48th of the shares subject to each option will vest each month thereafter. The exercise price per share for all options automatically granted to directors under the Incentive Plan will be equal to the market price of the Common Stock on the date of grant. Directors are also eligible to receive discretionary grants under the Incentive Plan.

                                   PROPOSAL 2

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP as independent accountants of the Company, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1998, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection of Price Waterhouse LLP.

     Price Waterhouse has audited the Company's financial statements since May 1995. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of January 26, 1998 certain information with respect to the beneficial ownership of the Company's Common Stock for (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock (a "5% Stockholder"), (ii) each of the Company's current directors, (iii) each of the officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise noted below, the Company knows of no agreements among its stockholders which relate to voting or investment power of its Common Stock. Unless otherwise indicated, each 5% Stockholder can be reached at the principal offices of the Company.

                                                                 SHARES        PERCENT
                                                              BENEFICIALLY   BENEFICIALLY
                            NAME                                OWNED(1)        OWNED
                            ----                              ------------   ------------
C. Edward McVaney(2)........................................   34,301,494        36.4%
Jack L. Thompson(3).........................................   11,737,498        12.5
Robert C. Newman(4).........................................    9,886,530        10.5
Douglas S. Massingill(5)....................................      735,840           *
Richard E. Allen(6).........................................      829,326           *
Paul C. Covelo(7)...........................................      818,798           *
David E. Girard(8)..........................................      302,086           *
Daniel B. Snyder(9).........................................      593,076           *
Gerald Harrison(10).........................................       18,540           *
Delwin D. Hock(11)..........................................       22,240           *
Harry T. Lewis, Jr.(12).....................................       39,040           *
Michael J. Maples(13).......................................       22,240           *
Trygve E. Myhren(14)........................................       22,240           *
J.D. Edwards & Company ESOP(15).............................    8,706,040         9.2
All directors and executive officers as a group (16
  persons)(16)..............................................   59,909,826        61.2

---------------

  *  Less than 1% of the Company's Common Stock.

 (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of January 26, 1998 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) Includes 7,958,239 shares held by the C. Edward McVaney Trust, 12,267,383 shares held by the C. Edward McVaney G.R.A.T., 1,808,489 shares held of record by Mr. McVaney's wife, in the Carole

     Louise McVaney Trust, and 12,267,383 held of record by the Carole L. McVaney, G.R.A.T. Pursuant to the Amended and Restated Stockholders Agreement, Mr. McVaney must vote his shares in accordance with the provisions of such agreement. See "Certain Relationships and Related Transactions."

 (3) Includes 3,500,000 shares held by JVB Properties L.L.P., a company owned by Mr. Thompson and his wife, and excludes 8,706,040 shares owned by the J.D. Edwards & Company Employee Stock Ownership Plan (the "ESOP"). Mr. Thompson is a co-trustee of the ESOP, and shares voting and dispositive power of the shares owned by the ESOP, but has no pecuniary interest therein. Pursuant to the Amended and Restated Stockholders Agreement, Mr. Thompson must vote his shares in accordance with the provisions of such agreement. See "Certain Relationships and Related Transactions."

 (4) Includes 5,475,000 shares held by Newkop Investments L.L.P., a company affiliated with Mr. Newman, and 157,500 shares held of record by the Jennifer A. Newman Trust. Pursuant to the Amended and Restated Stockholders Agreement, Mr. Newman must vote his shares in accordance with the provisions of such agreement. See "Certain Relationships and Related Transactions."

 (5) Includes 735,840 shares subject to stock options exercisable within 60 days of January 26, 1998.

 (6) Includes 594,740 shares subject to stock options exercisable within 60 days of January 26, 1998, 138,590 shares held by the Allen Family Trust, 25,910 shares held by the Allen Family Charitable Lead Trust and 14,000 shares held of record by Mr. Allen's children. Excludes 8,706,040 shares owned by the ESOP. Mr. Allen is a co-trustee of the ESOP, and shares voting and dispositive power of the shares owned by the ESOP, but has no pecuniary interest therein.

 (7) Includes 817,740 shares subject to stock options exercisable within 60 days of January 26, 1998.

 (8) Includes 301,000 shares subject to stock options exercisable within 60 days of January 26, 1998.

 (9) Includes 591,990 shares subject to stock options exercisable within 60 days of January 26, 1998.

(10) Includes 7,000 shares subject to stock options exercisable within 60 days of January 26, 1998.

(11) Includes 7,000 shares subject to stock options exercisable within 60 days of January 26, 1998.

(12) Includes 23,800 shares subject to stock options exercisable within 60 days of January 26, 1998.

(13) Includes 7,000 shares subject to stock options exercisable within 60 days of January 26, 1998.

(14) Includes 7,000 shares subject to stock options exercisable within 60 days of January 26, 1998.

(15) Excludes shares owned by Messrs. Allen, Thompson and Gregory Dixon, the trustees of the ESOP.

(16) Includes 3,667,380 shares subject to stock options exercisable within 60 days of January 26, 1998.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock of the Company to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as described below, and based solely upon a review of reports submitted, and representations made, to the Company, the Company believes that during fiscal 1997, its executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements. Ms. Pamela Saxton and Messrs. Harrison, Hock, Lewis, Maples and Myhren each filed one late report relating to the purchase of shares of the Company's Common Stock in connection with the Company's initial public offering in September 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed to review and report to the Board on compensation and personnel policies, programs and plans, including management development and succession plans, approving employee compensation and benefits and administering the Company's stock plans. Prior to January 1997, the Committee was composed of Jay S. Horowitz, a former member of the Board. The Committee is currently composed of Mr. Myhren and Mr. Maples. No interlocking relationship exists between any member of the Company's Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers who served in such capacities on October 31, 1997 (the "Named Officers") for services rendered to the Company during each of the last two fiscal years.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                                 ANNUAL COMPENSATION     SECURITIES
                                                 -------------------     UNDERLYING     ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS        OPTIONS      COMPENSATION
      ---------------------------         ----   --------   --------    ------------   ------------
C. Edward McVaney.......................  1997    300,000     69,300           --            --
  Chairman, President and                 1996    300,000    404,500           --            --
  Chief Executive Officer
Douglas S. Massingill...................  1997    277,875    276,209       42,000            96(1)
  Executive Vice President and            1996    253,333    206,764      112,000            66
  Chief Operating Officer
Paul E. Covelo..........................  1997    215,859    180,306       28,000           111(1)
  Senior Vice President of                1996    204,700    170,035      112,000            24
  AS/400 Line of Business
David E. Girard.........................  1997    190,042    263,587       42,000           377(1)
  Senior Vice President of                1996    179,500    171,500      112,000           466
  Global Operations, Atlantic
Daniel B. Snyder........................  1997    172,792    342,262(2)    42,000         1,024(1)
  Senior Vice President of                1996    162,366    203,500      112,000           714
  Global Operations, Pacific

---------------

(1) Represents payment for insurance premiums.

(2) Includes reimbursement of $70,462 for relocation expenses.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth, as to the Named Officers, information concerning stock options granted during the fiscal year ended October 31, 1997.

                                                                                              POTENTIAL
                                                   INDIVIDUAL GRANTS                      REALIZABLE VALUE
                                  ----------------------------------------------------    AT ASSUMED ANNUAL
                                  NUMBER OF      PERCENT OF                                RATES OF STOCK
                                  SECURITIES   TOTAL OPTIONS                             PRICE APPRECIATION
                                  UNDERLYING     GRANTED TO     EXERCISE                 FOR OPTION TERM(4)
                                   OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION   -------------------
              NAME                GRANTED(1)   FISCAL YEAR(2)   PER SHARE    DATE(3)        5%        10%
              ----                ----------   --------------   ---------   ----------   --------   --------
C. Edward McVaney...............        --            --             --            --          --         --
Douglas S. Massingill...........    42,000          1.79%        $10.71      11/20/06    $264,337   $687,460
Paul E. Covelo..................    28,000          1.19%         10.71      11/20/06     176,225    458,307
David E. Girard.................    42,000          1.79%         10.71      11/20/06     264,337    687,460
Daniel B. Snyder................    42,000          1.79%         10.71      11/20/06     264,337    687,460

---------------

(1) The options in this table are incentive stock options or nonqualified stock options granted under the 1992 Incentive Stock Option Plan or the 1992 Nonqualified Stock Option Plan and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. All such options have 10-year terms and vest over a period of 5 years at a rate of 20% of the shares per year.

(2) The Company granted options to purchase 2,352,500 shares of Common Stock to employees in fiscal 1997.

(3) The options in this table may terminate before their expiration as a result of the termination of optionee's status as an employee or upon the optionee's disability or death.

(4) Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or "option spread" that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options' ten-year term at assumed annual rates of 5% and 10%. The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% annual rates of compounded stock appreciation or at any other defined rate.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth, as to the Named Officers, certain stock option information concerning the number of shares subject to both exercisable and unexercisable stock options and the value of such options as of October 31, 1997.

                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                           OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END($)(1)
                                          ----------------------------    ----------------------------
                  NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                  ----                    -----------    -------------    -----------    -------------
C. Edward McVaney.......................         --              --                --              --
Douglas S. Massingill...................    545,160         468,790       $16,618,137     $13,692,902
Paul E. Covelo..........................    625,030         459,620        19,071,248      13,523,999
David E. Girard.........................    257,600         309,400         7,799,159       8,806,152
Daniel B. Snyder........................    438,480         389,620        13,349,438      11,266,524

---------------

(1) Based on the fair market value of the Company's Common Stock at fiscal year end less the exercise price payable for such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1997, C. Edward McVaney, Chairman, President and Chief Executive Officer, sold a total of 46,200 shares of Common Stock of the Company from his personal holdings to an employee of the Company and to Trygve E. Myhren, Harry
T. Lewis, Jr., Michael J. Maples and Gerald Harrison, each a director of the Company, for an aggregate purchase price of approximately $500,000. Each of the individuals purchased 9,240 shares. Additionally, in April 1997, Mr. McVaney sold 9,240 shares to Delwin D. Hock, a director of the Company, for a purchase price of approximately $100,000.

     In February 1993, Messrs. McVaney, Thompson and Newman (the "Founders") and the Company entered into a Shareholder Agreement, which was subsequently amended in January 1996 (the "Old Shareholder Agreement"). The Old Shareholder Agreement set forth, among other things, certain voting covenants and transfer restrictions on the shares beneficially owned by the Founders. In August 1997, the Founders and the Company amended and restated the Old Shareholder Agreement (the "Amended and Restated Stockholders Agreement"), effective in September 1997. The Amended and Restated Stockholders Agreement provides that Messrs. Newman and Thompson must cast their votes in the same proportion as the votes cast by Mr. McVaney with respect to certain significant corporate issues, such as amending the Company's Certificate of Incorporation or any merger, share exchange, sale or dissolution of the Company. In addition, each Founder must vote for the election of each of the other Founders to the Company's Board of Directors or a designee appointed by such other Founder.

     The Company believes that each of the transactions involving the Company described above were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and any director or executive officer will be subject to approval by a majority of the disinterested members of the Board.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors consists of directors Michael J. Maples and Trygve E. Myhren, neither of whom is an employee or officer of the Company. The Committee's primary responsibilities are to review and report to the Board on compensation and personnel policies, programs and plans, including management development and succession plans, approving employee compensation and benefits and administering the Company's stock plans.

COMPENSATION PHILOSOPHY AND GOALS

     The Company's executive compensation program, which consists of a combination of base salary, cash bonuses and stock options, is designed in large part to align executive incentives with the Company's strategic goals. The Company's compensation goals are to:

     - Ensure that there is a link between executive compensation and long-term stockholder value;

     - Ensure that the compensation program motivates, retains and attracts executives of outstanding abilities;

     - Ensure that current cash and equity incentives are competitive with those of comparable companies;

     - Ensure that there is a link between executive compensation and customer satisfaction;

     - Ensure that executives contribute to the Company's long term success; and

     - Reward executives for achieving the Company's financial goals.

ELEMENTS OF COMPENSATION

     Compensation for officers and employees of the Company includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the officer or employee. In addition, cash bonuses may be awarded to officers and employees. The Committee believes that the salaries of its officers are comparable to those paid by other software companies. Compensation of sales and services personnel also includes sales commissions which are tied to quarterly and yearly revenue targets.

     Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to receive grants under the Incentive Plan. The Incentive Plan permits the Board of Directors or the Committee to grant stock options to officers and employees on such terms as the Board or the Committee may determine. In determining the size of a stock option grant to an officer or employee, the Committee takes into account the level, experience and responsibility of the officer or employee and their potential future contribution. Additional options may be granted to current officers or employees to reward performance or to provide additional equity incentives. Options granted in the future will have a term of 8 years and will vest 25% at the end of the first year and 1/48th of the shares will vest monthly thereafter, thus requiring the employee's continuing services to the Company.

     The Company's 1997 Employee Stock Purchase Plans for U.S. and Non-U.S. employees permit employees to acquire Common Stock of the Company through payroll deductions and promote broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of employees with the long-term interests of stockholders.

     The Company maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for its U.S. employees who meet certain eligibility requirements. The Company generally matches 50% of an employee's eligible contributions up to a maximum match of 2% of eligible compensation, but such match is discretionary.

     The Company also maintains an Employee Stock Ownership Plan, which is a stock plan designed to invest primarily in the Company's Common Stock for the benefit of the Company's U.S. employees. Company contributions to the ESOP are determined by the Board of Directors, are discretionary, and, if made, may be in the form of cash or the Company's Common Stock. The Company anticipates merging the ESOP into the 401(k) Plan during fiscal 1998 and thereafter may continue to make contributions of Company Common Stock or cash to the 401(k) Plan.

EXECUTIVE COMPENSATION

     Executive compensation for fiscal 1997 included base salary, cash bonuses and option grants, plus, in the case of sales executives, sales commissions. Bonus awards for executive officers were based on the following measures of the Company's performance: customer satisfaction and achievement of certain goals, which included corporate profit and license fee growth. Executive officers, like other employees, were eligible for option grants under the 1992 Incentive Stock Option and 1992 Nonqualified Stock Option Plans, and a total of 2,352,500 shares were granted to employees in fiscal 1997. Going forward, all option grants will be made under the Incentive Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1997

     C. Edward McVaney co-founded the Company in March 1977 and is the Company's Chairman, President and Chief Executive Officer. For fiscal 1997, Mr. McVaney earned a base salary of $300,000 and cash incentives of $69,300. Cash incentives approximated 23% of his base salary and were based on attaining the goals described above. Mr. McVaney received no option grants during fiscal 1997.

                                            Michael J. Maples
                                            Trygve E. Myhren

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Morgan Stanley Technology Index. The graph assumes that $100 was invested on September 23, 1997, (the day of the Company's initial public offering) in the Company's Common Stock, the S&P 500 Index and the Morgan Stanley Technology Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                               PERFORMANCE GRAPH

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  J.D. Edwards &                     Morgan Stanley
                     Company          S&P 500       Technology Index
                  --------------      -------       ----------------
    Date             Indexed          Indexed           Indexed
------------      --------------      -------       ----------------
  24-Sep-97          100.0000         100.0000          100.0000
  29-Sep-97           96.4716         100.9381          100.7115
  02-Oct-97           94.6851         101.6919           98.8824
  07-Oct-97          110.7637         104.0911          100.3871
  10-Oct-97          111.4783         102.3823          101.1707
  15-Oct-97          111.1210         102.2489           99.8710
  20-Oct-97          105.0469         101.1784           94.7706
  23-Oct-97           96.4716         100.6575           93.0572
  28-Oct-97           96.8289          97.6040           88.1105
  31-Oct-97           97.1862          96.8385           86.4977

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than described above. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                            THE BOARD OF DIRECTORS

Denver, Colorado
February 6, 1998

                             J.D. EDWARDS & COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]



                                                 WITHHOLD
                                                 AUTHORITY
                                  FOR all       to vote for         FOR all nominees, except
                                  nominees      all nominees        vote withheld for those named below:
1. Election of Directors                                                                              MARK HERE FOR ADDRESS
   NOMINEES: GERALD HARRISON,                                                                         CHANGE AND NOTE AT RIGHT   [ ]
   DELWIN D. HOOK,                 [ ]              [ ]                  [ ]
   JACK L. THOMPSON                                                              ------------------
                                                                                 NOMINEE EXCEPTIONS
                                   FOR            AGAINST              ABSTAIN
2. Ratification of appointment     [ ]              [ ]                  [ ]
   of Price Waterhouse LLP as
   independent accountants of
   the Company for the year
   ending October 31, 1998.                                                         Please sign exactly as your name appears hereon
                                                                                    When shares are registered in the names of two
                                                                                    or more persons, whether as joint tenants, as
                                                                                    community property or otherwise, both or all of
                                                                                    such persons should sign. When signing as
                                                                                    attorney, executor, administrator, trustee,
                                                                                    guardian or another fiduciary capacity, please
                                                                                    give full title as such. If a corporation,
                                                                                    please sign in full corporate name by President
                                                                                    or other authorized person. If a partnership,
                                                                                    please sign in partnership name by authorized
                                                                                    person.



                                                                                     ----------------------------------------------
                                                                                         Signature                  Date

                                                                                     ----------------------------------------------
                                                                                         Signature                  Date

                                                                                        PLEASE SIGN EXACTLY AS NAME APPEARS HEREON

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             J.D. EDWARDS & COMPANY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MARCH 18, 1998

     The undersigned stockholder of J.D. Edwards & Company, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated February 6, 1998 and hereby appoints Richard G. Snow, Jr. and Stacey L. Bowers, or either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of J.D. Edwards & Company to be held Wednesday, March 18, 1998 at 10:00 a.m., local time, at J.D. Edwards & Company's World Headquarters at One Technology Way, Denver, Colorado and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on January 26, 1998 as hereinafter specified upon the proposals listed on the reverse side.

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED OFORO THE PROPOSALS BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THESE PROPOSALS.